Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286487

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 29, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 11, 2025)

UMB Financial Corporation

Depositary Shares Each Representing a 1/400th Interest in a Share of

  % Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B

We are offering      depositary shares (the “depositary shares”) each representing a 1/400th ownership interest in a share of our  % Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share (“Preferred Stock”), with a liquidation preference of $10,000 per share of Preferred Stock (equivalent to $25 per depositary share). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise these rights through the depositary.

We will pay dividends on the Preferred Stock, when, as, and if declared by our Board of Directors (the “Board”) (or a duly authorized committee thereof). Dividends will accrue on the stated amount of $10,000 per share of Preferred Stock at a fixed rate per annum equal to (i)  % from the original issue date of the Preferred Stock to, but excluding,     , 20 ; and (ii) the five-year treasury rate as of the most recent reset dividend determination date (as defined herein) plus  % for each reset period from, and including,     , 20 . Non-cumulative dividends will be payable in arrears, if declared, on     ,     ,      and      of each year, beginning on     , 20 . Upon payment of any dividends on the Preferred Stock, holders of depositary shares are expected to receive a proportionate payment. Dividends on the Preferred Stock will not be cumulative and will not be mandatory.

We may redeem the Preferred Stock at our option, subject to regulatory approval (if then required), at a redemption price equal to $10,000 per share of Preferred Stock (equivalent of $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to but excluding the redemption date, (1) in whole or in part, from time to time, on any dividend payment date (as defined herein) on or after     , 20  or (2) in whole but not in part, at any time following a regulatory capital treatment event (as defined herein). If we redeem the Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares.

The Preferred Stock will not have any voting rights except as described elsewhere in the prospectus supplement.

Application will be made to list the depositary shares on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “   .” If approved for listing, trading of the depositary shares is expected to commence within a 30-day period after the original issuance date of the depositary shares.

The depositary shares and the Preferred Stock are unsecured securities of UMB Financial Corporation. Neither the depositary shares nor the Preferred Stock is a savings account, deposit or other obligation of, or guaranteed by, any of our bank or non-bank subsidiaries and neither is insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

Investing in the depositary shares involves risks. See the section titled “Risk Factors” beginning on page S-11 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 to read about factors you should consider before buying the depositary shares representing an interest in the Preferred Stock.

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds to UMB Financial Corporation, before expenses	$	$

(1)

Reflects     depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $   per depositary share, and     depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $   per depositary share.

We have granted the underwriters the option to purchase up to an additional     depositary shares from us at the public offering price less the underwriting discounts within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the depositary shares in book-entry form only, through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment on or about     , 2025.

Joint Bookrunners

RBC Capital Markets	J.P. Morgan

Co-Managers

Piper Sandler	Wells Fargo Securities

Prospectus Supplement dated     , 2025

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires or except as otherwise indicated, when we refer to “UMB,” the “Company,” “we,” “us,” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean UMB Financial Corporation, a financial holding company headquartered in Kansas City, Missouri, and do not include our consolidated subsidiaries or other affiliates. References to “UMB Bank” mean UMB Bank, National Association, UMB’s national bank subsidiary. The term “you” refers to a prospective investor.

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which will not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying base prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.

The accompanying base prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell to the public any combination of the securities described in the accompanying base prospectus, including depositary shares, up to an indeterminate amount.

It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-50 of this prospectus supplement and “Where You Can Find More Information” on page 36 of the accompanying base prospectus.

We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying base prospectus may be used only for the purpose for which they have been prepared. Neither we nor the underwriters have authorized any other person to provide you with different information. We do not, and the underwriters do not, take responsibility for any other information that others may give you.

Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations, in each case as of the date such forward-looking statements are made.

This prospectus supplement, including any information incorporated by reference in this prospectus supplement, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements include, but are not limited to, (i) the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024 (our “2024 10-K”), and (ii) the risks described in this prospectus supplement and the accompanying base prospectus. Some of these risks are summarized below:

•	local, regional, national, or international business, economic, or political conditions or events;

•	changes in laws or the regulatory environment, including as a result of financial-services legislation or regulation;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by central banks or supranational authorities;

•	the pace and magnitude of interest rate movements;

•	changes in accounting standards or policies;

•	shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility or changes in interest or currency rates;

•	changes in spending, borrowing, or saving by businesses or households;

•	our ability to effectively manage capital or liquidity or to effectively attract or deploy deposits;

•	changes in any credit rating assigned to us or our affiliates;

•	adverse publicity or other reputational harm to us;

•	changes in our corporate strategies, the composition of our assets, or the way in which we fund those assets;

•	our ability to develop, maintain, or market products or services or to absorb unanticipated costs or liabilities associated with those products or services;

•

our ability to innovate to anticipate the needs of current or future customers, to successfully compete in our chosen business lines, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

•	changes in the credit, liquidity, or other condition of our customers, counterparties, or competitors;

•	our ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	judicial, regulatory, or administrative investigations, proceedings, disputes, or rulings that create uncertainty for, or are adverse to, us or the financial-services industry;

•	our ability to address changing or stricter regulatory or other governmental supervision or requirements;

•	our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or facilities, including its capacity to withstand cyber-attacks;

•

the adequacy of our corporate governance, risk-management framework, compliance programs, or internal controls, including our ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, monitoring, or managing positions or risk;

•	our ability to keep pace with changes in technology that affect us or our customers, counterparties, or competitors;

•	mergers, acquisitions, or dispositions, including our ability to integrate acquisitions and divest assets;

•	our ability to manage the expenses associated with the merger with Heartland Financial USA, Inc. (“HTLF”) and the impact these expenses may have on our financial results;

•	the benefits from the merger with HTLF may not be fully realized or may take longer to realize than expected;

•	our ability to promptly and effectively integrate the merger with HTLF;

•	the adequacy of our succession planning for key executives or other personnel;

•	our ability to grow revenue, control expenses, or attract and retain qualified employees;

•

natural disasters, war, terrorist activities, including instability in the Middle East and Russia’s military action in Ukraine, pandemics, and their effects on economic and business environments in which we operate;

•

macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies and reputational harm to the U.S. banking system; or

•	other assumptions, risks, or uncertainties described in any of our annual, quarterly or current reports.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the depositary shares. You should carefully read this prospectus supplement and the accompanying base prospectus, including the “Risk Factors” section beginning on page S-11 and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-50. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying base prospectus or information incorporated by reference herein, you should rely on the information in this prospectus supplement.

UMB Financial Corporation

UMB Financial Corporation (together with its consolidated subsidiaries, unless the context requires otherwise, the “Company”) is a financial holding company that is headquartered in Kansas City, Missouri. The Company provides banking services and asset servicing to its customers in the United States and around the globe.

The Company was organized as a corporation under Missouri law in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and a financial holding company under the Gramm-Leach-Bliley Act of 1999, as amended. The Company currently owns all of the outstanding stock of one national bank and several nonbank subsidiaries.

The Company’s national bank, UMB Bank, has its principal office in Missouri and provides financial services primarily throughout the Midwestern and Southwestern regions of the United States. UMB Bank offers a full complement of banking products and other services to commercial, retail, government, and correspondent-bank customers, including a wide range of asset-management, trust, bankcard, and cash management services.

The Company also owns UMB Fund Services, Inc. (“UMBFS”), which is a nonbank subsidiary that has offices in Milwaukee, Wisconsin, Chadds Ford, Pennsylvania, and Ogden, Utah. UMBFS provides fund accounting, transfer agency, and other services to mutual funds and other alternative investments.

The Company’s products and services are grouped into three segments: Commercial Banking, Institutional Banking, and Personal Banking. The following summaries provide information about the activities of each segment:

Commercial Banking serves the commercial banking and treasury management needs of the Company’s small to middle-market businesses through a variety of products and services. Such services include commercial loans, commercial real estate financing, commercial credit cards, letters of credit, loan syndication services, and consultative services. In addition, the Company’s specialty lending group offers a variety of business solutions including asset-based lending, mezzanine debt and minority equity investments. Treasury management services include depository services, account reconciliation and cash management tools such as, accounts payable and receivable solutions, electronic fund transfer and automated payments, controlled disbursements, lockbox services, and remote deposit capture services.

Institutional Banking is a combination of banking services, fund services, asset management services, and healthcare services provided to institutional clients. This segment also provides fixed income sales, trading and underwriting, corporate trust and escrow services, as well as institutional custody. Healthcare services provides healthcare payment solutions including custodial services for health savings accounts and private label, multipurpose debit cards to insurance carriers, third-party administrators, software companies, employers, and financial institutions. Institutional Banking includes UMBFS (described above).

Personal Banking combines consumer banking and wealth management services offered to clients and delivered through personal relationships and the Company’s bank branches, ATM network and internet banking. Products offered include deposit accounts, retail credit cards, private banking, installment loans, home equity lines of credit, and residential mortgages. The range of client services extends from a basic checking account to estate planning and trust services and includes private banking, brokerage services, and insurance services in addition to a full spectrum of investment advisory, trust, and custody services.

As of March 31, 2025, the Company had $20.1 billion of private wealth assets under management and assets under administration, and $558.9 billion of institutional banking assets under administration.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000.

The Offering

The following summary contains basic information about the depositary shares, Preferred Stock and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the depositary shares. For a complete understanding of the depositary shares and Preferred Stock, you should read the sections of this prospectus supplement entitled “Description of the Series B Preferred Stock” and “Description of Depositary Shares.”

Issuer	UMB Financial Corporation, a Missouri corporation.

Securities Offered	depositary shares each representing a 1/400th ownership interest in a share of our % Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, with a liquidation preference of $10,000 per share of Preferred Stock (equivalent to $25 per depositary share).

Each holder of depositary shares will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary shares, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We reserve the right to re-open this series of preferred stock and issue additional shares of Preferred Stock either through public or private sales at any time and from time to time without notice to or consent of holders of the Preferred Stock or the depositary shares; provided that any such additional shares of Preferred Stock are treated as fungible with the Preferred Stock offered hereby for U.S. federal income tax purposes.

The additional shares would form a single series together with all previously issued shares of Preferred Stock. In the event we issue additional shares of Preferred Stock, we expect to cause a corresponding number of additional depositary shares to be issued.

Underwriters’ Option	We have granted the underwriters the option to purchase up to an additional depositary shares from us at the public offering price less the underwriting discounts within 30 days from the date of this prospectus supplement.

Dividends

We will pay dividends on the Preferred Stock, when, as, and if declared by the Board (or a duly authorized committee thereof). Dividends on the Preferred Stock will accrue on the stated amount of $10,000 per share of Preferred Stock at a fixed rate per annum equal to (i)   % from the original issue date of the Preferred Stock to, but excluding, the dividend payment date on     , 20  (the “First Reset Date”) and (ii) the five-year treasury rate as of the most recent reset dividend determination date (as defined under “Description of the Series B Preferred Stock—Dividends”) plus  %, during each reset period, from, and including, the First Reset Date. See “Description of the Series B Preferred Stock—Dividends.” Upon payment of any dividends on the Preferred Stock, holders of depositary shares are expected to receive a proportionate payment. See “Description of Depositary Shares—Dividends and Other Distributions.”

Dividends on the Preferred Stock will not be cumulative and will not be mandatory. If the Board (or a duly authorized committee thereof ) does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, no dividend shall be payable on the applicable dividend payment date, and we will have no obligation to pay any dividend for that dividend period, whether or not the Board (or a duly authorized committee thereof) declares a dividend for any future dividend period with respect to the Preferred Stock or at any future time with respect to any other class or series of our capital stock. A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period for shares of Preferred Stock issued in connection with this offering will begin on and include the date we first issue such shares of Preferred Stock.

Our ability to pay dividends on the Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series B Preferred Stock—Dividends—Restrictions on the Payment of Dividends,” including the receipt of any prior approval by the Federal Reserve.

Dividend Payment Dates	Dividends on the Preferred Stock will be payable when, as, and if declared by the Board (or a duly authorized committee thereof), quarterly on , , and of each year, beginning on , 20 (each a “dividend payment date”). If any dividend payment date falls on a day other than a business day, then such date shall nevertheless be a dividend payment date but any dividend declared and otherwise payable on that dividend payment date will instead be paid on the next business day without any adjustment to the amount of dividends paid.

Priority Regarding Dividends	So long as any shares of Preferred Stock remain outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Preferred Stock, and we are not in default on our obligation to redeem any shares of Preferred Stock that have been called for redemption, we may not, subject to certain exceptions:

•	declare, pay or set aside for payment any dividend or distribution on any shares of junior stock (as defined herein); or

•	repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of junior stock or dividend parity stock (as defined herein).

When dividends are not paid in full upon the Preferred Stock and any dividend parity stock (which currently includes our 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”)), all dividends paid or declared for payment on a dividend payment date with respect to the Preferred Stock and any dividend parity stock will be shared based on the ratio between the then-current dividends due on shares of Preferred Stock and (i) in the case of any series of non-cumulative dividend parity stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative dividend parity stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock.

See “Description of the Series B Preferred Stock—Dividends—Priority Regarding Dividends” for more information.

Redemption	The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock, at our option, at a price equal to $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without accumulation for any undeclared dividends) to but excluding the redemption date, (i) in whole or in part, from time to time, on any dividend payment date on or after , 20 or (ii) in whole but not in part, at any time following a regulatory capital treatment event. If we redeem the Preferred Stock, the depositary is expected to redeem a proportionate number of depositary shares. See “Description of the Series B Preferred Stock—Redemption” and “Description of Depositary Shares—Redemption” for more information.

Our ability to redeem part or all of the Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series B Preferred Stock—Redemption— Redemption Procedures and Limitations.”

Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $10,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without regard to any undeclared dividends) to the date of payment of the liquidating distribution, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock with respect to liquidating distributions. Distributions will be made only to the extent of our assets that are available after satisfaction of all liabilities or obligations to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock as to such distribution and pro rata as to the Preferred Stock and any other shares of our capital stock ranking equally as to such distribution, which currently includes our Series A Preferred Stock.

Voting Rights	None, except with respect to (i) authorizing or increasing the authorized amount of any class or series of our capital stock ranking senior to the Preferred Stock with respect to the payment of dividends or distributions upon our liquidation, dissolution or winding-up, (ii) certain changes in the terms of our Preferred Stock, (iii) the consummation of certain mergers, consolidations or other similar transactions, (iv) in the case of certain dividend non-payments, and (v) as otherwise required by law.

See “Description of the Series B Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares—Voting the Preferred Stock.”

Ranking	Shares of the Preferred Stock will rank, with respect to the payment of dividends and distribution upon our liquidation, dissolution or winding-up, respectively:

•

senior to our common stock and to each other class or series of our capital stock issued in the future, unless the terms of that stock expressly provide that it ranks senior to, or on parity with, the Preferred Stock with respect to such dividends and distributions;

•

on a parity with our Series A Preferred Stock and any class or series of our capital stock issued in the future, the terms of which expressly provide that it will rank on a parity with our Preferred Stock with respect to such dividends and distributions; and

•

junior to any class or series of our capital stock issued in the future, the terms of which expressly provide that such stock will rank senior to the Preferred Stock with respect to such dividends and distributions.

No Maturity	The Preferred Stock does not have any maturity date, and we are not required to redeem the Preferred Stock at any time. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and, if required, receive prior approval of the Federal Reserve to do so.

Preemptive and Conversion Rights	None.

Listing	Application will be made to list the depositary shares on the NASDAQ under the symbol “ .” If approved for listing, trading of the depositary shares on the NASDAQ is expected to commence within a 30-day period after the original issuance date of the depositary shares.

Tax Consequences	For discussion of the tax consequences relating to the ownership and disposition of depositary shares, see “Material United States Federal Tax Considerations.”

Use of Proceeds	We estimate that the net proceeds of this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $ (or approximately $ if the underwriters exercise in full their option to purchase additional depositary shares). We expect to use the net proceeds from the sale of the depositary shares for general corporate purposes, which may include the redemption of all outstanding shares of the Series A Preferred Stock and the repurchase, redemption, or retirement of a portion of our 3.70% Fixed-to-Fixed Rate Subordinated Notes due 2030 (the “2030 Notes”).

Risk Factors	See “Risk Factors” beginning on page S-15 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Registrar and Transfer Agent	Computershare Trust Company, N.A. will be the transfer agent and the registrar for the Preferred Stock, and the registrar and the transfer agent for the depositary shares.

Depositary	Computershare Trust Company, N.A. and Computershare Inc., jointly will be the depositary.

Calculation Agent	We will appoint a calculation agent for the Preferred Stock prior to the third business day immediately preceding the First Reset Date. We may appoint ourselves or an affiliate of ours as calculation agent.

RISK FACTORS

An investment in the depositary shares involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus, including our 2024 10-K, as supplemented or updated by our other filings with the SEC before deciding whether this investment is suited to your particular circumstances. These risks are not the only risks we face. Our business operations could also be affected by additional factors that are not currently known to us or that we currently consider to be immaterial to our operations.

Risks Relating to the Depositary Shares

You are making an investment decision about both the depositary shares and the Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Preferred Stock. The depositary will rely solely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement regarding both of these securities before making an investment decision.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Preferred Stock, could cause the liquidity or trading price of the shares of depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Preferred Stock or our credit ratings generally could affect the trading price of the shares of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the depositary shares and the Preferred Stock, based on their overall view of our industry. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of Preferred Stock will be our equity interests and will not constitute indebtedness. This means that the depositary shares, which represent fractional interests in shares of Preferred Stock, will rank junior to all our existing and future indebtedness and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. As of March 31, 2025, our total liabilities, including deposits, federal funds purchased and repurchase agreements, long-term debt and other liabilities, were approximately $62.2 billion, and we may incur additional indebtedness in the future. The Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below in “—Holders of the Preferred Stock and the depositary shares will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Preferred Stock.

Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Preferred Stock (1) dividends are payable only if declared by the Board (or a duly authorized committee thereof) and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

Additional issuances of preferred stock or securities convertible into preferred stock may dilute existing holders of the depositary shares.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. The Board is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders, including issuing additional shares of Preferred Stock or additional depositary shares. The Board also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the Preferred Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. Though the approval of holders of depositary shares representing interests in the Preferred Stock will be needed to issue any equity security ranking senior to the Preferred Stock, if we issue preferred stock in the future that has preference over the Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Preferred Stock are not entitled to preemptive rights or other protections against dilution.

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

The Preferred Stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Preferred Stock. It is possible that we may authorize and issue such shares without your vote or consent, although the affirmative vote of the holders of at least two-thirds of all outstanding shares of the Preferred Stock is required to authorize or issue any shares of stock senior in rights and preferences to the Preferred Stock. The terms of any future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Preferred Stock have been declared and paid or set aside for payment, we may be prohibited from declaring or paying dividends or other distributions, or from repurchasing, redeeming or otherwise acquiring, directly or indirectly, for consideration, shares of Preferred Stock. This could result in dividends on the Preferred Stock not being paid on any particular dividend payment date.

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock are discretionary and will not be cumulative. If the Board (or a duly authorized committee thereof) does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, no dividend shall be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not the Board (or a duly authorized committee thereof) declares a dividend on the Preferred Stock or any other class or series of our capital stock for any future dividend period. If the Board (or a duly authorized committee thereof) does not declare a dividend on the Preferred Stock in respect of a dividend period, you will not receive related dividends on your depositary shares, and the trading price of the depositary shares may be adversely affected.

Our ability to pay dividends is subject to statutory and regulatory restrictions.

We are subject to statutory and regulatory limitations on our ability to declare and pay dividends on the Preferred Stock. Under the Federal Reserve’s capital rules, we are subject to certain risk-based and leverage capital requirements. If we fail to meet the effective minimum capital ratios requirements with applicable buffers taken into account, we will be subject to constraints on capital distributions, including dividends. The severity of the constraints depends on the amount of the shortfall and the amount of our “eligible retained income.” In addition, dividends on preferred stock that qualifies as additional Tier 1 capital may only be paid out of our net income retained earnings or surplus related to other additional Tier 1 capital instruments.

These laws and regulations, which may also change from time to time, may prevent us from declaring, setting aside or paying dividends on the Preferred Stock. In such circumstances, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, irrespective of whether or not a dividend has been declared on the Preferred Stock or any other class of our capital stock for any future dividend period.

If we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Preferred Stock.

When dividends are not paid in full on the shares of Preferred Stock and any shares of any dividend parity stock for a dividend period (including our Series A Preferred Stock), all dividends declared with respect to shares of Preferred Stock and all dividend parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Preferred Stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Preferred Stock.

The Preferred Stock may be redeemed at our option, and you may not be able to reinvest the redemption price you receive in a similar security.

Subject to the approval of the Federal Reserve (if then required), at our option, we may redeem the Preferred Stock at any time, either in whole or in part, on any dividend payment date on or after    , 20 . We may also redeem the Preferred Stock at our option, subject to the approval of the Federal Reserve (if then required), at any time, in whole, but not in part, at any time following the occurrence of a regulatory capital treatment event. If we redeem the Preferred Stock for any reason, you may not be able to reinvest the redemption price you receive in a similar security. See “Description of the Series B Preferred Stock—Redemption” for more information on redemption of the Preferred Stock.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Preferred Stock or the holders of the related depositary shares offered by this prospectus supplement. The Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after    , 20 , or in whole, but not in part, at any time following the occurrence of a regulatory capital treatment event. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time.

Our right to redeem the Preferred Stock is subject to any limitations established by the Federal Reserve. We may not redeem shares of the Preferred Stock without having received the prior approval of the Federal Reserve or other appropriate federal banking agency as required under capital rules applicable to us. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans, projections and other forward-looking analyses we submit to the Federal Reserve and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Holders of the Preferred Stock and the depositary shares will have limited voting rights.

Holders of the Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Preferred Stock will have limited voting rights on certain matters, including (i) authorizing or increasing the authorized amount of any class or series of our capital stock ranking senior to the Preferred Stock with respect to dividends or rights upon our liquidation, winding-up or dissolution, (ii) certain changes in the terms of our Preferred Stock, (iii) the consummation of a merger, consolidation or other similar transaction where the Preferred Stock will not remain outstanding or will be converted into preference securities on terms materially less favorable than those terms existing prior to the merger, consolidation or other transaction, and (iv) as otherwise required by applicable law. Additionally, if dividends on the Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Preferred Stock, together with holders of any other series of our preferred stock ranking equal with the Preferred Stock with similar voting rights (such as our Series A Preferred Stock), will be generally entitled to vote for the election of two additional directors. See “Description of the Series B Preferred Stock—Voting Rights.”

Holders of the depositary shares must act through the depositary to exercise any voting rights of the Preferred Stock. Although each depositary share is entitled to 1/400th of a vote, the depositary can only vote whole shares of Preferred Stock. While the depositary will vote the maximum number of whole shares of Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted. See “Description of Depositary Shares—Voting the Preferred Stock.”

We cannot assure you that a liquid trading market for our depositary shares will develop, and you may find it difficult to sell any of the depositary shares you hold.

We will apply to list the depositary shares on the NASDAQ under the symbol “  .” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NASDAQ to begin within the 30-day period after the original issuance date of the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell any depositary shares you may hold at a particular time or at a price that you find favorable.

The dividend rate will vary commencing on    , 20 and any dividends declared may be less than the initial fixed annual rate of % in effect until    , 20 .

As described in further detail under “Description of Series B Preferred Stock—Dividends,” the annual dividend rate on the Series B Preferred Stock commencing on    , 20 will equal the five-year U.S. treasury rate as of the most recent reset dividend determination date (as defined below) plus % per annum. Therefore, any dividends declared after    , 20 may vary from period to period and could be more or less than the fixed rate for the initial five-year period. We have no control over a number of factors that may affect market interest rates, including, for example, geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude, and longevity of market rate risk.

The historical five-year treasury rates are not an indication of future five-year treasury rates.

In the past, U.S. treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. treasury rates is not an indication that U.S. treasury rates are more or less likely to increase or decrease at any time during the reset period, and you should not take the historical U.S. treasury rates as an indication of future rates.

Further, if we, in our discretion, determine that the five-year treasury rate cannot be determined in the manner then applicable for such rate, we may, in our sole discretion, designate a Designee (as defined below) to determine whether there is an industry-accepted successor rate to the then-applicable base rate and, if applicable, to determine and make certain adjustments as further described under “Description of the Series B Preferred Stock—Dividends.”

If the Company’s subsidiaries are unable to make dividend payments or distributions to the Company, it may be unable to satisfy its obligations to counterparties or creditors or make dividend payments to its shareholders.

The Company is a legal entity separate and distinct from its bank and nonbank subsidiaries and depends on dividend payments and distributions from those subsidiaries to fund its obligations to counterparties and creditors and its dividend payments to shareholders. See “Regulation and Supervision—Requirements Affecting the Relationships among the Company, Its Subsidiaries, and Other Affiliates” in Part I, Item 1 of the Company’s 2024 10-K incorporated by reference herein. Any of the Company’s subsidiaries, however, may be unable to make dividend payments or distributions to the Company, including as a result of a deterioration in the subsidiary’s performance, investments in the subsidiary’s own future growth, or regulatory or supervisory requirements. If any subsidiary were unable to remain viable as a going concern, moreover, the Company’s right to participate in a distribution of assets would be subject to the prior claims of the subsidiary’s creditors (including, in the case of UMB Bank, its depositors and the FDIC).

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

Future trading prices of the depositary shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit-rating agencies, including the ratings given to the Preferred Stock or depositary shares;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting UMB or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares if a secondary market for the depositary shares develops.

We or one of our affiliates may be the calculation agent and, as a result, potential conflicts of interest could arise.

We have not yet appointed a calculation agent. When we do, we can appoint us or one of our affiliates to be the calculation agent for purposes of determining, among other things, the five-year treasury rate for each reset period. Although the calculation agent will exercise its judgment in good faith when performing its functions, if the calculation is us or one of our affiliates, potential conflicts of interest may exist between the calculation agent and you.

USE OF PROCEEDS

We expect to receive net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses payable by us, of approximately $    (or approximately $    if the underwriters exercise in full their option to purchase additional depositary shares). We expect to use the net proceeds from the sale of the depositary shares for general corporate purposes, which may include the redemption of all outstanding shares of the Series A Preferred Stock and the repurchase, redemption, or retirement of a portion of the 2030 Notes.

CAPITALIZATION

The following table sets forth the consolidated capitalization of UMB as of March 31, 2025 (i) on an actual basis and (ii) on an as adjusted basis to give effect to this offering (assuming that the underwriters’ option to purchase additional depositary shares is not exercised and without reflecting any redemption of the Series A Preferred Stock or any repurchase, redemption or retirement of the 2030 Notes). The information presented here is only a summary and should be read together with the financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	March 31, 2025
	Actual	As Adjusted
	($ in millions)
Cash and due from banks(1)	$917.5	$
Long-term debt:
Subordinated Notes:
3.70% subordinated notes(2)	188.7		188.7
2.75% subordinated notes(3)	139.9		139.9
6.25% subordinated notes(2)	108.9		108.9
Trust preferred securities(4)	216.8		216.8

Total long-term debt	$654.4		$654.4

Shareholders’ equity:
Series A Preferred Stock(5)	$110.7		$110.7
Series B Preferred Stock(6)	—
Common stock	78.7		78.7
Capital surplus	3,993.7		3,993.7
Retained earnings	3,224.9		3,224.9
Accumulated other comprehensive loss, net	(492.7)		(492.7)
Treasury stock, at cost	(166.8)		(166.8)

Total shareholders’ equity	$6,748.4

Total capitalization	$7,402.8	$

(1)	As adjusted cash and due from banks reflects the net proceeds from this offering.
(2)	Represents the principal amount outstanding, net of issuance costs.
(3)	Represents the principal amount outstanding, net of purchase accounting fair value adjustments. The principal amount of the 2.75% subordinated notes is $150 million.
(4)	Represents the principal amount outstanding, net of purchase accounting fair value adjustments. The principal amount of the trust preferred securities is $262.9 million.
(5)	Represents the principal amount outstanding, net of purchase accounting fair value adjustments. The principal amount and the liquidation preference of the Series A Preferred Stock is $115 million.
(6)	As adjusted Series B Preferred Stock represents the aggregate principal amount of the Series B Preferred Stock, net of the underwriting discount and estimated offering expenses.

CAPITAL RATIOS

The following table sets forth our capital ratios as of March 31, 2025 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the issuance of the Preferred Stock (assuming that the underwriters’ option to purchase additional depositary shares is not exercised and, therefore, no Preferred Stock is issued in respect thereof) and without reflecting any redemption of the Series A Preferred Stock or any repurchase, redemption or retirement of the 2030 Notes.

	As of March 31, 2025
	Actual	As Adjusted for this Offering
Common equity tier 1 capital	10.11%		%
Tier 1 risk-based capital ratio	10.35%		%
Total risk-based capital ratio	12.54%		%
Leverage ratio	8.47%		%

DESCRIPTION OF THE SERIES B PREFERRED STOCK

The following is a brief description of the material terms of the Preferred Stock. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our restated articles of incorporation (our “Restated Articles of Incorporation”) (including the Certificate of Designation creating the Preferred Stock), our bylaws (our “Bylaws”), the General and Business Corporation Law of Missouri (the “Missouri Corporations Law”) and federal law governing bank holding companies and their subsidiaries.

General

The % Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B is a single series of our authorized preferred stock. We are offering    depositary shares, representing    shares of the Preferred Stock in the aggregate, by this prospectus supplement and the accompanying prospectus. Shares of the Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. In addition, we have granted the underwriters an option to purchase up to     additional depositary shares, representing    shares of the Preferred Stock in the aggregate, as described under “Underwriting.” The depositary will be the sole holder of shares of the Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Stock through the depositary, as described in “Description of Depositary Shares.”

With respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up of our business and affairs, the Preferred Stock will rank (i) senior to our common stock and each other series of preferred stock we may issue (unless expressly provided otherwise in the Certificate of Designation creating such preferred stock), (ii) pari passu with the Series A Preferred Stock and each other series of our preferred stock which expressly provides in the Certificate of Designation creating such preferred stock that it will rank pari passu with the Preferred Stock and (iii) junior to all existing and future indebtedness and other non-equity claims on us and to each other series of our preferred stock which expressly provides in the Certificate of Designation creating such preferred stock that it will rank senior to the Preferred Stock. As of the date of this prospectus supplement, our Series A Preferred Stock is the only series of our preferred stock outstanding.

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities. The Preferred Stock is perpetual and has no maturity date.

We reserve the right to re-open this series and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time, without notice to or consent of holders of the Preferred Stock; provided, that any such additional shares of Preferred Stock are treated as fungible with the Preferred Stock offered hereby for U.S. federal income tax purposes. In the event we issue additional shares of Preferred Stock, we expect to cause a corresponding number of additional depositary shares to be issued. The additional shares of Preferred Stock would form a single series with the Preferred Stock offered by this prospectus supplement. In addition, we may from time to time, without notice to or consent of holders of the Preferred Stock, issue additional shares of preferred stock that rank equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and distributions upon our liquidation, dissolution or winding-up.

Dividends

Holders of Preferred Stock will be entitled to receive, when, as and if declared by the Board (or a duly authorized committee thereof), out of assets legally available for the payment of dividends under the Missouri Corporations Law, non-cumulative cash dividends on the $10,000 per share liquidation amount of the Preferred Stock (equivalent to $25 per depositary share) at a rate, per annum, equal to (i) % from the original issue date of the Preferred Stock to, but excluding,    , 20 (the “First Reset Date”); and (ii) the five-year treasury

rate as of the most recent reset dividend determination date (as defined below) plus % for each reset period from, and including,    , 20 .

As used in this prospectus supplement:

•

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days.

•

A “reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.

•	A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

•

A “business day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

•

A “dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on the original issue date of the Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date, or any date of redemption, as applicable.

•	“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve.

•

“Calculation agent” means, at any time, the person or entity appointed by us and serving as such agent at such time, which may be a person or entity affiliated with us. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We will use our best efforts, however, to ensure that there is, at all relevant times when Preferred Stock is outstanding, a person or entity appointed and serving as the calculation agent.

If declared by the Board (or a duly authorized committee thereof), we will pay dividends on the Preferred Stock quarterly in arrears on    ,     ,      and    of each year, beginning on    , 20 , each such date referred to as a dividend payment date. If any dividend payment date falls on a day other than a business day, then such date shall nevertheless be a dividend payment date but any dividend declared and otherwise payable on that dividend payment date will instead be paid on the next business day without any adjustment to the amount of dividends paid.

A dividend period for the Preferred Stock is the period from and including a dividend payment date to but excluding the next dividend payment date, or any date of redemption, as applicable, except that the initial dividend period of the Preferred Stock issued as part of this offering will commence on and include the date we first issue shares of Preferred Stock. Dividends payable on the Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Preferred Stock. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be maintained on file at our principal offices, will be made available to any shareholder upon request and will be final and binding in the absence of manifest error.

Dividends on the Preferred Stock will not be cumulative and will not be mandatory. If the Board (or a duly authorized committee thereof) does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, no dividend shall be payable on the applicable dividend payment date, and we will have no obligation to pay any dividend for that dividend period, whether or not the Board (or a duly authorized committee thereof) declares a dividend for any future dividend period with respect to the Preferred Stock or at any future time with respect to any other class or series of our capital stock.

Dividends will be payable to holders of record of Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not more than 60 calendar days nor less than ten calendar days before the applicable dividend payment date, as shall be fixed by the Board (or a duly authorized committee thereof) (the “dividend record date”). A dividend record date established for the Preferred Stock need not be a business day. The corresponding record dates for the depositary shares will be the same as the record dates for the Preferred Stock.

Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption.”

For any reset period commencing on or after the First Reset Date, the “five-year treasury rate” means: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding such date of determination (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of reset dividend determination date; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days immediately preceding such reset dividend determination date (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.

If we, in our sole discretion, determine that the five-year treasury rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) of the immediately preceding paragraph) (a “Rate Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the depositary shares or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the five-year treasury rate shall be deemed to be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the five-year treasury rate with respect to such reset period will be the same interest rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, the five-year treasury rate with respect to such reset period will be %.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date.

Priority Regarding Dividends

So long as any share of Preferred Stock remains outstanding, unless (i) the full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Preferred Stock and (ii) we are not in default on our obligation to redeem any shares of Preferred Stock that have been called for redemption:

•

no dividend shall be declared, paid or set aside for payment and no distribution shall be declared, made or set aside for payment on any junior stock (as defined below) (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

•

no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of junior stock for or into other junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged,) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

•

no shares of dividend parity stock (as defined below), if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such dividend parity stock, (ii) as a result of a reclassification of dividend parity stock for or into other dividend parity stock, (iii) the exchange or conversion of dividend parity stock for or into other dividend parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock, (v) purchases of shares of dividend parity stock pursuant to a contractually binding requirement to buy dividend parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of dividend parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us.

If dividends are not paid in full upon the shares of Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on a dividend payment date with respect to the Preferred Stock and the dividend parity stock will be shared based on the ratio between the then-current dividends due on shares of Preferred Stock and (i) in the case of any series of non-cumulative dividend parity stock, the aggregate of the current and unpaid dividends due on such series of preferred stock and (ii) in the case of any series of cumulative dividend parity stock, the aggregate of the current and accumulated and unpaid dividends due on such series of preferred stock. To the extent a dividend period with respect to the Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, the Board (or a duly authorized committee thereof) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Preferred Stock.

Subject to the foregoing, such dividends (payable in cash, securities or otherwise) as may be determined by the Board (or a duly authorized committee thereof ) may be declared and paid on any class or series of junior stock or any dividend parity stock from time to time out of assets legally available for such payment, and the Preferred Stock will not be entitled to participate in any such dividend. Holders of the Preferred Stock will not be entitled to receive any dividends not declared by the Board (or a duly authorized committee thereof) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Preferred Stock as to (i) payment of dividends and (ii) distributions upon our liquidation, dissolution or winding-up.

As used in this prospectus supplement, “dividend parity stock” means the Series A Preferred Stock and any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Preferred Stock as to the payment of dividends (regardless of whether such capital stock bears dividends on a non-cumulative or cumulative basis). As of the date of this prospectus supplement, dividend parity stock includes only our Series A Preferred Stock, of which 11,500 shares are currently outstanding.

Restrictions on the Payment of Dividends

The payment of dividends on the Preferred Stock is subject to the priority provisions and other restrictions described above in “—Dividends.” Our ability to pay dividends on the Preferred Stock is also dependent on our ability to receive dividends from our subsidiaries. See “Risk Factors—If the Company’s subsidiaries are unable to make dividend payments or distributions to the Company, it may be unable to satisfy its obligations to counterparties or creditors or make dividend payments to its shareholders.”

Further, dividends on the Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations, including any capital adequacy guidelines or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency (as defined in Section 3(q) of the Federal Deposit Insurance Act)). The Certificate of Designation creating the Preferred Stock explicitly provides that dividends on the Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the applicable capital adequacy guidelines.

Redemption

Mandatory Redemption

The Preferred Stock is perpetual and has no maturity date. The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Optional Redemption

We may redeem the Preferred Stock at our option, through a resolution duly adopted by the Board (or a duly authorized committee thereof), on any dividend payment date on or after    , 20  at a price equal to $10,000 per share (equivalent to $25 per depositary share), plus (except as otherwise provided) the per share amount of any declared and unpaid dividends on the Preferred Stock prior to the date fixed for redemption (the “redemption date”) (but with no amount in respect of any dividends that have not been declared prior to the redemption date).

Redemption Following a Regulatory Capital Treatment Event

We may redeem shares of the Preferred Stock at our option, through a resolution duly adopted by the Board (or a duly authorized committee thereof), at any time following a regulatory capital treatment event, in whole but not in part, at a price equal to $10,000 per share (equivalent to $25 per depositary share), plus (except as otherwise provided) the per share amount of any declared and unpaid dividends on the Preferred Stock prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to the redemption date).

A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or policies with respect thereto (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective (or will become effective) after the initial issuance of any share of Preferred Stock, (ii) any proposed change in those laws or regulations or policies with respect thereto that is announced or becomes effective (or will become effective) after the initial issuance of any share of Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations promulgated by the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding.

Redemption Procedures and Limitations

If any shares of Preferred Stock are redeemed, the redemption price payable to the holder of any shares of Preferred Stock called for redemption will be payable on the applicable redemption date against the surrender to us or our agent of any certificate(s) evidencing the shares called for redemption. Any declared but unpaid dividends payable on a redemption date that occurs after the dividend record date for any dividend period shall not be paid to the holder of Preferred Stock entitled to receive the redemption price, but will instead be paid to the holder of record of the redeemed shares on the dividend record date relating to the applicable dividend payment date.

If any shares of Preferred Stock are to be redeemed, a notice of redemption shall be given by first class mail to the holders of record of the Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation (provided that, if the Preferred Stock is held in book-entry form through the Depository Trust Company (“DTC”), we may give such notice in any manner permitted by DTC). Any notice of redemption shall be mailed at least 30 days and no more than 60 days before the redemption date, and each notice of redemption will include a statement setting forth:

•	the redemption date (which must be a business day);

•

the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the certificate(s) evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price.

Any notice of redemption mailed or otherwise delivered as described above shall be conclusively presumed to have been duly given, whether or not any holder of the Preferred Stock receives such notice. Failure to duly give notice of redemption, or any defect in such notice, to any holder of shares of Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.

If notice of redemption has been duly given and, if on or before the redemption date specified in such notice, we have set aside all funds necessary for the redemption, separate and apart from our other assets, in trust for the pro rata benefit of the holders of the shares of Preferred Stock called for redemption, so as to be and continue to be available therefor, or deposited with a bank or trust company selected by the Board (or any duly authorized committee thereof) (the “redemption depository”) in trust for the pro rata benefit of the holders of the shares of Preferred Stock called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares of Preferred Stock called for redemption shall cease to be outstanding, all dividends with respect to such shares of Preferred Stock shall cease to accrue after the redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the redemption depository at any time after the redemption date from the funds so deposited, without interest. We shall be entitled to receive, from time to time, from the redemption depository any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to us, and in the event of such repayment, the holders of record of the shares of Preferred Stock called for redemption shall be deemed to be our unsecured creditors for payment of an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to us, but shall in no event be entitled to any interest.

Under the Federal Reserve’s capital rules currently applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.” The Certificate of Designation creating the Preferred Stock explicitly provides that any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

In addition, prior to redeeming the Preferred Stock, or immediately thereafter, we must either: replace the Preferred Stock with an equal amount of instruments that qualify as common equity tier 1 capital or additional tier 1 capital; or demonstrate to the satisfaction of the Federal Reserve that following redemption, UMB will continue to hold capital commensurate with its risk.

See “Description of Depositary Shares—Redemption of Depositary Shares” for information about redemption of the depositary shares relating to the Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $10,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends prior to the date of payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution), after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any securities ranking senior to Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding-up of our business and affairs, and before we make any distribution of assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Preferred Stock with respect to distributions upon our liquidation, dissolution or winding-up. After payment of the full amount of the liquidating distribution described above, the holders of the Preferred Stock shall not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets or the proceeds thereof are not sufficient to pay the full liquidation preferences (as defined below) to all holders of the Preferred Stock and all holders of liquidation parity stock (as defined below), if any, as to such distribution with the Preferred Stock, the amounts paid to the holders of Preferred Stock and liquidation parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidation preferences of the Preferred Stock and such liquidation parity stock. As used in this prospectus supplement, “liquidation preference” means, with respect to any class or series of our capital stock, the amount otherwise payable upon such class or series of capital stock in connection with any distribution upon our liquidation, dissolution or winding-up (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends (and in the case of any holder of capital stock on which dividends cumulate, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

If the liquidation preference has been paid in full to all holders of Preferred Stock and liquidation parity stock, if any, the holders of liquidation junior stock (as defined below) shall be entitled to receive all our remaining assets or the proceeds thereof according to their respective rights and preferences.

Our merger or consolidation with any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of our assets (for cash, securities or other property), shall not constitute a liquidation, dissolution or winding-up of our business or affairs.

As used in this prospectus supplement, “liquidation parity stock” means the Series A Preferred Stock and any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Preferred Stock as to the payment of distributions upon our liquidation, dissolution or winding-up. As of the date of this prospectus supplement, liquidation parity stock includes only our Series A Preferred Stock, of which 11,500 shares are currently outstanding.

As used in this prospectus supplement, “liquidation junior stock” means any other class or series of our capital stock now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Preferred Stock as to distributions upon our liquidation, dissolution or winding-up.

Voting Rights

General

Except as provided below, the holders of the Preferred Stock will have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of our capital stock, and will not be entitled to participate in meetings of holders of our common stock or to call a meeting of the holders of any one or more classes or series of our capital stock for any purpose. Each holder of Preferred Stock will have one vote per share (except as otherwise indicated below) on any matter on which holders of Preferred Stock are entitled to vote.

All voting rights conferred on the Preferred Stock shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds for the redemption have been set aside.

Right to Elect Two Directors upon Nonpayment

If and when dividends on the Preferred Stock have not been declared and paid in full for at least six quarterly dividend periods (whether or not consecutive) (a “non-payment event”), the authorized number of directors then constituting the Board will automatically be increased by two. Holders of the Preferred Stock, together with the holders of all other affected classes and series of voting parity stock (as defined below), voting as a single class, will be entitled to elect the two additional members of the Board (the “preferred stock directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below.

At any time after this voting power has vested as described above, our Corporate Secretary may, and upon the written request of holders of record of at least 20% of the aggregate number of outstanding shares of the Preferred Stock and voting parity stock which then have the right to exercise voting rights similar to those described above (addressed to the Corporate Secretary at our principal office) must, call a special meeting of the holders of the Preferred Stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in our Bylaws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Corporate Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the earlier of (a) the next annual meeting of our shareholders or (b) the effective date of the director’s removal, resignation, death, or disqualification, or failure to be re-elected. In case any vacancy occurs among the preferred stock directors, a successor will be elected by the Board to serve until the next annual meeting of the shareholders upon the nomination of the then-remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. In addition to removal rights in existence under our Bylaws, any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Preferred Stock and all voting parity stock, when they have the voting rights described above (voting together as a single class). The preferred stock directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Preferred Stock for consecutive dividend periods equivalent to at least one year after any non-payment event, then the right of the holders of the Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any non-payment event in respect of future dividend periods). When the rights of the Preferred Stock and any voting parity stock to elect preferred stock directors have all ceased, the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting the Board will be automatically reduced accordingly.

As used in this prospectus supplement, “voting parity stock” means any and all series of dividend parity stock having voting rights to elect directors upon the non-payment of dividends equivalent to those described above. As of the date of this prospectus supplement, voting parity stock includes only our Series A Preferred Stock, of which 11,500 shares are currently outstanding.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or such lower amount of the series as may be deemed (when considered together with any other indicia of control) to constitute a “controlling influence” over us, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Other Voting Rights

So long as any shares of Preferred Stock remain outstanding, in addition to any other vote or consent of shareholders required by law or our Restated Articles of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Preferred Stock entitled to vote thereon, voting separately as a single class, shall be required to:

•

authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking senior to the Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution or winding-up, or issue any obligation or security convertible into or evidencing the right to purchase any such class or series of our capital stock;

•

amend the provisions of our Restated Articles of Incorporation, including the Certificate of Designation creating the Preferred Stock, so as to adversely affect the special powers, preferences, privileges or rights of the Preferred Stock, taken as a whole; or

•

consummate a binding share-exchange or reclassification involving the Preferred Stock, or a merger or consolidation of us with or into another entity unless the shares of the Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have terms that are not materially less favorable than the Preferred Stock.

When determining the application of the supermajority voting rights described in this section, the authorization, creation and issuance, or an increase in the authorized or issued amount of, junior stock or any series of preferred stock, or any securities convertible into or exchangeable or exercisable for junior stock or any series of preferred stock, that by its terms expressly provides that it ranks pari passu with the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution or winding-up shall not be deemed to adversely affect the powers, preferences, privileges or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Preferred Stock.

Voting Rights under the Missouri Corporations Law

Under Section 351.180 of the Missouri Corporations Law, pursuant to authority expressly vested in it by our Restated Articles of Incorporation, the Board may fix the rights, preferences and privileges of our preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences of each class or series of our preferred stock.

Under Section 351.245 of the Missouri Corporations Law, unless otherwise provided in the articles of incorporation, each outstanding share entitled to vote under the provisions of the articles of incorporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless the articles of incorporation or bylaws provide otherwise, each shareholder in electing directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the shareholder in the corporation, multiplied by the number of directors to be elected at the election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them among two or more candidates.

A shareholder may vote either in person or by proxy. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Changes for Clarification

We may, without the consent of the holders of Preferred Stock, amend, alter, supplement or repeal any terms of the Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, (i) to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designation creating the Preferred Stock that may be defective or inconsistent or (ii) to make any provision with respect to matters or questions arising with respect to the Preferred Stock that is not inconsistent with the provisions of the Certificate of Designation creating the Preferred Stock.

Registrar and Transfer Agent

Computershare Trust Company, N.A. will be the transfer agent and the registrar for the Preferred Stock.

Depositary

Computershare Trust Company, N.A. and Computershare Inc., jointly, will act as depositary for the Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.

Calculation Agent

We will appoint a calculation agent for the Preferred Stock prior to the third business day immediately preceding the First Reset Date and will keep a record of such appointment at our principal executive offices, which will be available to any shareholder upon request. We may appoint ourselves or an affiliate of ours as calculation agent. We may terminate the appointment of the calculation agent and may appoint a successor agent at any time and from time to time, provided that we shall use our best efforts to ensure that there is, at all relevant times when the Preferred Stock is outstanding, a person or entity appointed and serving as such agent.

DESCRIPTION OF DEPOSITARY SHARES

The following is a brief description of the material terms of the depositary shares. The following summary of the terms and provision of the depositary shares does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of the Deposit Agreement (as defined below), the form of depositary receipts evidencing the depositary shares, our Restated Articles of Incorporation, our Bylaws, the Missouri Corporations Law and federal law governing bank holding companies and their subsidiaries.

General

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/400th interest in a share of the Preferred Stock and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company, N.A. and Computershare Inc., jointly acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry, Delivery and Form of Depositary Shares” beginning on page S-32 of this prospectus supplement.

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of Deposit Agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information” beginning on page S-50 of this prospectus supplement.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/400th of the dividend declared and payable on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If UMB makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/400th of the redemption price per share payable with respect to the Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends.

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. The depositary will send notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/400th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/400th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will send the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Depositary Agent, Transfer Agent and Registrar

Computershare Trust Company, N.A. and Computershare Inc., jointly, will be the depositary and Computershare Trust Company, N.A. will be the transfer agent and registrar for the depositary shares. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry, Delivery and Form of Depositary Shares” on page S-32 in this prospectus supplement. The Preferred Stock will be issued in registered form to the depositary.

Listing of Depositary Shares

We will apply to list the depositary shares on the NASDAQ under the symbol “  .” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the NASDAQ to begin within the 30-day period following the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares.

BOOK-ENTRY, DELIVERY AND FORM OF DEPOSITARY SHARES

The shares of Preferred Stock will be issued in uncertificated form to the depositary. The depositary shares will be issued under the book-entry system of DTC in the form of one or more global depositary receipts. DTC will act as securities depositary for the global depositary receipts. This means that we will not issue actual depositary receipts to each holder of depositary shares, except in limited circumstances. Instead, the depositary shares will be in the form of a single global depositary receipt deposited with and held in the name of DTC, or its nominee. The depositary shares will be accepted for clearance by DTC. Beneficial interests in the depositary shares will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.

Owners of beneficial interests in depositary shares will receive all payments relating to their shares in U.S. dollars. If we elect to issue certificates for the depositary shares held through DTC, we will replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners. Once depositary receipts in certificated form are issued, the underlying shares of the Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreements. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of Preferred Stock and any money or property represented by the depositary shares.

Only whole shares of the Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 400 depositary shares, the depositary will deliver, along with the withdrawn shares of the Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Preferred Stock will not be entitled to redeposit those shares or to receive depositary shares.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the depositary shares held through DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities deposited with it by its participants, and it facilitates the settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers (including agents), banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of depositary shares under the DTC system must be made by or through direct participants, which will receive a credit for the depositary shares on DTC’s records. The ownership interest of each beneficial owner of depositary shares will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-

entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of depositary shares other than DTC or its nominees will not be recognized by the registrar and transfer agent as registered holders of the depositary shares entitled to the rights of holders thereof. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all depositary shares deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of depositary shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the depositary shares; DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Any notices required to be delivered to you will be given by the depositary to DTC for communication to its participants. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If the depositary receipts are issued in certificated form, notices to you also will be given by mail to the addresses of the holders as they appear on the security register.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to depositary shares unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the depositary shares at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, or (i) if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, or (ii) if we elect to issue certificates for the depositary shares as discussed above, we will print and deliver certificates for the depositary shares.

As long as DTC or its nominee is the registered owner of the global depositary receipts representing the depositary shares, DTC or its nominee, as the case may be, will be considered the sole owner and holder of all global depositary receipts and all depositary shares represented by those receipts for all purposes under the instruments governing the rights and obligations of holders of the depositary shares. Except in the limited circumstances referred to above, owners of beneficial interests in the depositary shares

•	will not be entitled to have such global depositary receipts or the depositary shares represented by those receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the global depositary receipts; and

•

will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by those receipts for any purpose under the instruments governing the rights and obligations of holders of the depositary shares.

We will make payments, including dividends, if any, on the Preferred Stock represented by global depositary receipts in respect of the depositary shares to the depositary. In turn, the depositary will deliver the dividends to DTC or its nominee, as the case may be, as the registered holder of the depositary shares in accordance with the arrangements then in place between the depositary and DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

As long as the depositary shares are represented by global depositary receipts, we will make all dividend payments in immediately available funds. In the event depositary receipts are issued in certificated form, dividends generally will be paid by check mailed to the holders of the depositary receipts on the applicable record date at the address appearing on the security register.

Ownership of beneficial interests in the depositary shares will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the depositary shares will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, and other matters relating to beneficial interests in the depositary shares may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the depositary shares, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the depositary shares among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of depositary shares to pledge the depositary shares to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the depositary shares.

DTC has advised us that it will take any action permitted to be taken by a registered holder of depositary shares only at the direction of one or more participants to whose accounts with DTC the depositary shares are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (the “U.S. Depositaries”), which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Distributions with respect to the depositary shares held beneficially through Clearstream or Euroclear will be credited to cash accounts of their participants in accordance with Clearstream’s or Euroclear’s rules and procedures, to the extent received by the applicable U.S. Depositary.

Cross-market transfers between DTC’s participating organizations, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear or Clearstream participant purchasing an interest in the depositary shares from a DTC participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in depositary shares by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the depositary will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal tax consequences of owning and disposing of depositary shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire depositary shares. This discussion does not address state, local and non-U.S. tax consequences, any alternative minimum tax consequences or any consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The discussion applies only to initial investors in depositary shares who hold depositary shares as capital assets for tax purposes, and it does not address any investors who hold Series A Preferred Stock or 2030 Notes that are being redeemed. In addition, it does not describe all of the tax consequences that may be relevant to investors subject to special rules, such as:

•	certain banks or financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities that use a mark-to-market method of tax accounting;

•	investors holding depositary shares as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively;

•	regulated investment companies; or

•	real estate investment trusts.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the depositary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the depositary shares or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the depositary shares to you.

The U.S. House of Representatives recently passed a tax bill that, if enacted into law in its current form, would add new Section 899 to the Code. Proposed Section 899 could significantly increase the aggregate tax liability of certain non-U.S. investors with respect to their investment in depositary shares. Non-U.S. investors are urged to consult their tax advisors regarding the potential application of proposed Section 899 with respect to their investment in depositary shares.

The remainder of this discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. Persons considering the purchase of depositary shares should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of depositary shares in their particular circumstances.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of depositary shares that is, for U.S. federal tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Basis

A U.S. Holder’s tax basis in depositary shares generally should equal the amount paid by the U.S. Holder to acquire the depositary shares.

Taxation of Distributions

Distributions paid on depositary shares will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis, in the depositary shares (on a share-by-share basis). Any remaining excess will be treated as capital gain from the sale or exchange of such depositary shares, which is taxed as described below under “—Sale, Redemption or Other Disposition of Depositary Shares.” Subject to customary limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to customary limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction. U.S. Holders should consult their own tax advisers regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances.

Sale, Redemption or Other Disposition of Depositary Shares

For U.S. federal income tax purposes, gain or loss realized by a U.S. Holder on the sale or other disposition (other than a redemption) of depositary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the depositary shares for more than one year as of the date of disposition. The amount of the U.S. Holder’s gain or loss will be equal to the difference between the amount realized (excluding any declared but unpaid distributions treated as dividends for U.S. federal income tax purposes, which will generally be taxable to a U.S. Holder in the manner described above) on the disposition and the U.S. Holder’s adjusted tax basis in the depositary shares disposed of.

A redemption will be taxed in the same manner as a distribution (as described above under “—Taxation of Distributions”) unless the redemption (i) results in a “complete termination” of the U.S. Holder’s equity interest in us or (ii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. If a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the redemption of depositary shares would be considered “not essentially equivalent to a dividend.” If a redemption is not taxed in the same manner as a distribution, it will be taxed in the same manner as a sale or other disposition (as described in the previous paragraph).

Information Reporting and Backup Withholding

Payments of dividends on depositary shares, and the payment of proceeds from the sale or other disposition of depositary shares, generally are subject to information reporting and to backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service (the “IRS”).

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of depositary shares that is, for U.S. federal tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

•	a foreign corporation; or

•	a foreign estate or trust.

A “Non-U.S. Holder” does not include a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of disposition. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale or other disposition of depositary shares.

Dividends

Dividends paid to a Non-U.S. Holder of depositary shares (including any redemption that is taxed as a dividend under the rules described above under “Tax Consequences to U.S. Holders—Sale, Redemption or Other Disposition of Depositary Shares”) generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder will be required to provide an IRS Form W-8BEN (or other appropriate form) certifying its entitlement to benefits under a treaty.

The withholding tax does not apply to dividends paid to a Non-U.S. Holder that provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, as described below.

Gain on Disposition of Depositary Shares

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale, redemption (other than a redemption that is treated as the distribution of a dividend for U.S. federal income tax purposes, as discussed in “Tax Consequences to U.S. Holders—Sale, Redemption or Other Disposition of Depositary Shares” above) or other disposition of depositary shares unless:

•	the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, as described below; or

•

we are or have been a “U.S. real property holding corporation” within the meaning of Section 897 of the Code at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

Effectively Connected Income

If dividends or gains on depositary shares are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders—Taxation of Distributions” and “Tax Consequences to U.S. Holders—Sale, Redemption or Other Disposition of Depositary Shares” above). In that case, the Non-U.S. Holder will be exempt from the withholding tax on dividends discussed above, although the Non-U.S. Holder will be required to provide a properly executed IRS

Form W-8ECI in order to claim an exemption from withholding. A Non-U.S. Holder who is engaged in a trade or business in the United States should consult its own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of depositary shares and, if the Non-U.S. Holder is a corporation, the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on depositary shares. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting in respect of the payment of proceeds from a sale or other disposition of depositary shares and backup withholding on dividends or on the payment of proceeds from a sale or other disposition of depositary shares. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any payments of U.S.-source dividends and the gross proceeds from the sale or other disposition of securities, such as our preferred stock or depositary shares, that can generate U.S.-source dividends or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”) to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). The U.S. Treasury has released proposed regulations which, if finalized in their present form, would eliminate the application of the FATCA withholding tax to the gross proceeds of a sale or other disposition of our preferred stock or depositary shares. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. You should consult your tax adviser regarding the effects of FATCA on your investment in our preferred stock or depositary shares, and the possible impact of these rules on the entities through which you hold our preferred stock or depositary shares, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the FATCA withholding tax.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Fiduciaries or other persons considering purchasing the depositary shares on behalf of or with the assets of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan or individual retirement account (“IRA”) or other arrangement which is subject to Section 4975 of the Internal Revenue Code, or any entity the assets of which are “plan assets” under ERISA (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the depositary shares. Among other factors, such fiduciaries or other persons should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, would meet the Plan’s liquidity requirements, would be consistent with the documents and instruments governing the Plan, and whether the investment could constitute a prohibited transaction under ERISA or the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a Plan from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Plan. A violation of these prohibited transaction rules may result in an excise tax under the Internal Revenue Code or penalties or other liabilities under ERISA or the Internal Revenue Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code but may be subject to federal, state, local, non-U.S. or other laws that are similar to ERISA and/or the Internal Revenue Code (“Similar Laws”).

The acquisition or disposition of the depositary shares by a Plan with respect to which UMB, the underwriters or any of our or their affiliates (the “Transaction Parties”) is or becomes a party in interest or disqualified person may result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the depositary shares are acquired pursuant to an applicable exemption or there is some other basis on which the acquisition and disposition of the depositary shares will not constitute a non-exempt prohibited transaction under ERISA or

Section 4975 of the Internal Revenue Code and is not prohibited under applicable Similar Laws. The U.S. Department of Labor (“DOL”) has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the acquisition of the depositary shares. These exemptions include PTCE 84-14, as amended (for certain transactions effected by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23, as amended (for transactions effected by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Internal Revenue Code may provide a limited exemption for the purchase and sale of the depositary shares, provided that none of the Transaction Parties have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that all of the conditions of any of these statutory or class exemptions will be satisfied in connection with transactions involving the shares.

Furthermore, any fiduciary or other person considering purchasing depositary shares on behalf of or with the assets of a Plan should also take into account the fact that the Transaction Parties will not have any direct fiduciary relationship with or duty to any purchaser or holder of shares, either with respect to such purchaser or holder’s investment in the shares or with respect to the management of the Transaction Parties. Similarly, it is intended that the Transaction Parties will not be subject to any fiduciary or investment restrictions that may exist under laws specifically applicable to any Plans.

Any purchaser or holder of the depositary shares or any interest therein will be deemed to have represented by its purchase of the depositary shares or any interest therein that it either (1) is not a Plan or a Non-ERISA Arrangement and is not purchasing the depositary shares on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) its acquisition and disposition of the depositary shares will not result in a non-exempt prohibited transaction under ERISA of Section 4975 of the Internal Revenue Code or a similar violation under any applicable Similar Laws.

Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in the depositary shares is suitable and consistent with ERISA, the Internal Revenue Code and any Similar Laws, as applicable.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the depositary shares on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the potential consequences of any purchase under ERISA and/or Similar Laws, as applicable, and whether a prohibited transaction exemption, or similar relief under Similar Laws, is available. Purchasers of the depositary shares have the sole and exclusive responsibility for ensuring that their purchase and disposition of the depositary shares complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Internal Revenue Code (or, in the case of a Non-ERISA Arrangement, any Similar Laws). The sale of any depositary shares to a Plan or Non-ERISA Arrangement is in no respect a representation by the Transaction Parties or their representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

We are offering the depositary shares described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters listed below for whom RBC Capital Markets, LLC and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”). Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of depositary shares listed next to its name below:

Underwriter	Number of Depositary Shares
RBC Capital Markets, LLC
J.P. Morgan Securities LLC
Piper Sandler & Co.
Wells Fargo Securities, LLC

Total

The underwriters are committed to take and pay for all of the depositary shares being offered, if any are taken.

The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted the underwriters an option to purchase up to an additional    depositary shares at the public offering price less the underwriting discount. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days of the date of this prospectus supplement, with certain limitations. To the extent the option is exercised, each underwriter must purchase a stated amount of additional depositary shares approximately proportionate to that underwriter’s initial purchase commitment. If any additional depositary shares are purchased, the underwriters will offer the additional depositary shares on the same terms as those on which the firm commitment shares are being offered.

The underwriters propose to offer the depositary shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $  per depositary share sold to institutional investors and $  per depositary share sold to retail investors. Any such dealers may resell depositary shares to certain other brokers or dealers at a discount of up to $  per depositary share from the initial public offering price per depositary share sold to retail investors. After the initial public offering of the depositary shares, the offering price and other selling terms may be changed by the underwriters. Sales of depositary shares made outside of the U.S. may be made by affiliates of the underwriters.

The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the per depositary share and total underwriting discounts to be paid to the underwriters.

	Underwriting fee(1)	Underwriting fee assuming full exercise of option(1)
Per Depositary Share	$
Total	$

(1)

Reflects depositary shares sold to institutional investors, for which the underwriters received (or, in the case of the additional depositary shares, would receive) an underwriting discount of $  per depositary share, and    depositary shares sold to retail investors, for which the underwriters received (or, in the case of the additional depositary shares, would receive) an underwriting discount of $  per depositary share.

In connection with the offering, the underwriters may purchase and sell depositary shares in the open market.

These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or lessening a decline in the market price of the depositary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and any such activity may begin on or after the date on which adequate public disclosure of the terms of the offer of the depositary shares is made. If these activities are commenced, they may be discontinued at any time, but, in the case of any depositary shares traded in the European Economic Area (“EEA”) or the United Kingdom, such activities must end no later than the earlier of 30 calendar days after the issue date of the depositary shares and 60 days after the date of the allotment of the depositary shares. Any such activities must be conducted by the underwriters (or persons acting on behalf of the underwriters) in accordance with the applicable laws and rules. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Until the closing of this offering, we have agreed with the underwriters not to, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of the depositary shares or the underlying Preferred Stock (together, the “Securities”) or any securities that are substantially similar to the Securities or file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

We estimate that our share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $  .

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of the issuer. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. If any of the underwriters or their affiliates has a lending relationship with UMB, certain of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment in New York, New York on or about    , 2025, the  business day following the date of the prospectus supplement, or “T+  .” Trades of securities in the secondary market generally are required to settle in one business day, referred to as T+1, unless the parties to a trade agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the depositary shares will not be made on a T+1 basis, investors who wish to trade the depositary shares more than one business day prior to the settlement date may be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

Selling Restrictions

Canada

The depositary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

Prohibition on sales to EU Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any EU Retail Investor in the European Economic Area (the “EEA”). For these purposes: (a) the expression “EU Retail Investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor (an “EU Qualified Investor”) as defined in Regulation (EU) 2017/1129 (the “ EU Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “EU PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to EU Retail Investors in the EEA has been prepared and therefore offering or selling the depositary shares otherwise making them available to any EU Retail Investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Other EEA offering restrictions

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of the EU Prospectus Regulation. This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of depositary shares in the EEA will only be made to a legal entity which is an EU Qualified Investor. Accordingly any person making or intending to make an offer in the EEA of depositary shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EU Qualified Investors. Neither Healthpeak OP, LLC nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares in the EEA other than to EU Qualified Investors.

MiFID II product governance

Any distributor subject to MiFID II that is offering, selling or recommending the depositary shares is responsible for undertaking its own target market assessment in respect of the depositary shares and determining appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (as amended, the “Delegated Directive”). Neither UMB nor the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

Prohibition on sales to UK Retail Investors

The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any UK Retail Investor in the United Kingdom (“UK”). For these purposes: (a) the expression “UK Retail Investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”), and as amended; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA, and as amended; or (iii) not a qualified investor (a “UK Qualified Investor”) as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the UK by virtue of the EUWA and as amended (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to UK Retail Investors in the UK has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any UK Retail Investor in the UK may be unlawful under the UK PRIIPs Regulation.

Other UK offering restrictions

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of the UK Prospectus Regulation. This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of depositary shares in the UK will only be made to a legal entity which is a UK Qualified Investor. Accordingly any person making or intending to make an offer in the UK of depositary shares which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither UMB nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares other than to UK Qualified Investors.

UK MiFIR product governance

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) that is offering, selling or recommending the depositary shares is responsible for undertaking its own target market assessment in respect of the depositary shares and determining appropriate distribution channels. Neither UMB nor the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

Other UK regulatory restrictions

In the UK, this prospectus supplement, the accompanying prospectus and any related free writing prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “Relevant Persons”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus are directed only at Relevant Persons and must not be acted on or relied on by persons in the UK who are not Relevant Persons. In the UK, any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus and any other document or materials relates will be engaged in only with Relevant Persons.

Hong Kong

Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the document. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Each underwriter has represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any depositary shares other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the depositary shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Act No. 25 of 1948 as amended, the “Financial Instruments and Exchange Law”) and each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, in each case except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This offering memorandum has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the depositary shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this offering memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the depositary shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the depositary shares except:

(1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA.

This offering memorandum has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the depositary shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this offering memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the depositary shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(c) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(d) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the depositary shares except:

(5) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(6) where no consideration is or will be given for the transfer;

(7) where the transfer is by operation of law; or

(8) as specified in Section 276(7) of the SFA.

Switzerland

The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issue prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Swiss Exchange Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

VALIDITY OF THE SHARES

The validity of the Preferred Stock and the depositary shares offered hereby will be passed upon for us by Sandberg Phoenix & von Gontard P.C., Kansas City, Missouri, and certain legal matters with respect to the offering of the depositary shares described in this prospectus supplement will be passed upon for us by Davis Polk & Wardwell LLP, and for the underwriters by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of UMB Financial Corporation as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Heartland Financial USA, Inc. (HTLF) as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated financial statements contains an emphasis of matter paragraph that states that, as discussed in Note 1 to the consolidated financial statements, subsequent to the date of the consolidated financial statements, UMB Financial Corporation (UMB) acquired all of the outstanding stock of HTLF and at that time, HTLF merged with and into UMB, through wholly owned subsidiaries, with UMB continuing as the surviving corporation.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at www.umb.com. Except for the documents specifically incorporated by reference into this prospectus supplement or the accompanying base prospectus, our website and information contained or accessed through our website do not constitute a part of this prospectus supplement or the accompanying base prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. You should be aware that this prospectus supplement does not contain all the information contained or incorporated by reference in the registration statement and its exhibits. You may inspect and obtain the registration statement, including exhibits, reports and other information that we have filed with the SEC, as described in the preceding paragraph.

Our common stock is listed on the NASDAQ under the symbol “UMBF.”

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying base prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus supplement and the accompanying base prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding in all cases any information furnished under Items 2.02 or 7.01 or exhibits furnished pursuant to Item 9.01 on any Current Report on Form 8-K) after the date of this prospectus supplement and until the termination of the offering under this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 27, 2025;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed on May 2, 2025;

•	Our Current Reports on Form 8-K filed on January 10, 2025, February 3, 2025, April 11, 2025, April 14, 2025, April 29, 2025 (but only with respect to Item 8.01 thereof) and May 2, 2025;

•

Our definitive Proxy Statement on Schedule 14A filed on March  14, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024); and

•

The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2018, including any amendments and reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operation.

We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement and the accompanying base prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus supplement and the accompanying base prospectus (including exhibits to the documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

PROSPECTUS

UMB Financial Corporation

Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Debt Securities

We may offer, from time to time, in one or more offerings, together or separately, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering:

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants;

•	stock purchase contracts;

•	stock purchase units; or

•	debt securities, which may be either senior debt securities or subordinated debt securities.

We refer to the common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and debt securities collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in prospectus supplements. You should read this prospectus, the applicable prospectus supplement and any “free writing prospectus” carefully before you invest.

The securities may be offered and sold directly or to or through one or more agents, underwriters or dealers or through a combination of these methods on an immediate, continuous or delayed basis. If any agent, underwriter or dealer is involved in selling the securities, its name, the applicable purchase price, fee, commission or discount arrangement, and the net proceeds to us from the sale of the securities will be described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement. See “Plan of Distribution” in this prospectus.

Our common stock is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “UMBF.” The last reported sale price of our common stock on NASDAQ on April 10, 2025 was $88.14 per share.

Investing in these securities involves risks. See “Risk Factors” on page 6 of this prospectus. Before buying our securities, you should carefully read this prospectus, the applicable prospectus supplement, and documents incorporated by reference, including the risk factors described in any of those documents. See “Where You Can Find More Information” in this prospectus. These securities will not be deposits or other obligations insured by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106, and our telephone number is (816) 860-7000.

The date of this prospectus is April 11, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), using a shelf registration process as a “well-known seasoned issuer,” as defined under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time, offer and sell, in one or more offerings, in any combination, a number and amount of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer to sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering and the securities offered. The prospectus supplement also may add to, update or change information provided in this prospectus. If there is any inconsistency between the information contained or incorporated by reference in this prospectus, on the one hand, and the information contained or incorporated by reference in any applicable prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement, any “free writing prospectus” and the other information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus prior to investing.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement, of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.

As allowed by SEC rules, this prospectus does not contain all of the information in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract, agreement or other document are not necessarily complete. In each instance we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement of which this prospectus is a part, or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described in this prospectus under “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any accompanying prospectus supplement were made solely for the benefit of the parties to such agreement and for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with any information other than what is contained in this prospectus, any prospectus supplement or any “free writing prospectus” or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus.” We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to buy any securities other than the securities described in this prospectus and any accompanying prospectus supplement. We are not making an offer to sell or soliciting an offer to buy these securities in any state or jurisdiction where an offer is not permitted or in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus nor any sale made hereunder implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, is accurate as of any date other than the date on the front cover of each of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or except as otherwise indicated, when we refer to “UMB,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean UMB Financial Corporation, a financial holding company headquartered in Kansas City, Missouri, and do not include our consolidated subsidiaries or other affiliates. The term “you” refers to a prospective investor.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and replace information in this prospectus and information previously filed with the SEC. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended (the “Exchange Act”) (excluding in all cases any information furnished under Items 2.02 or 7.01 or exhibits furnished pursuant to Item 9.01 on any Current Report on Form 8-K) after the date of this prospectus and until all offerings under the registration statement of which this prospectus is a part are completed or terminated:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

2.

Our definitive Proxy Statement on Schedule 14A, filed on March  14, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

3.	Our Current Reports on Form 8-K, filed with the SEC on January 10, 2025, February 3, 2025, and April 11, 2025; and

4.

The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2018, including any amendments and reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations, in each case as of the date such forward looking statements are made.

This prospectus, including any information incorporated by reference in this prospectus, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, or others.

All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, or uncertainties could be complete, some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements include:

•	local, regional, national, or international business, economic, or political conditions or events;

•	changes in laws or the regulatory environment, including as a result of recent financial-services legislation or regulation;

•	changes in monetary, fiscal, or trade laws or policies, including as a result of actions by central banks or supranational authorities;

•	the pace and magnitude of interest rate movements;

•	changes in accounting standards or policies;

•	shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility or changes in interest or currency rates;

•	changes in spending, borrowing, or saving by businesses or households;

•	our ability to effectively manage capital or liquidity or to effectively attract or deploy deposits;

•	changes in any credit rating assigned to the Company or our affiliates;

•	adverse publicity or other reputational harm to us;

•	changes in our corporate strategies, the composition of its assets, or the way in which it funds those assets;

•	our ability to develop, maintain, or market products or services or to absorb unanticipated costs or liabilities associated with those products or services;

•

our ability to innovate to anticipate the needs of current or future customers, to successfully compete in its chosen business lines, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures;

•	changes in the credit, liquidity, or other condition of our customers, counterparties, or competitors;

•	our ability to effectively deal with economic, business, or market slowdowns or disruptions;

•	judicial, regulatory, or administrative investigations, proceedings, disputes, or rulings that create uncertainty for, or are adverse to, us or the financial-services industry;

•	our ability to address changing or stricter regulatory or other governmental supervision or requirements;

•	our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or facilities, including its capacity to withstand cyber-attacks;

•

the adequacy of our corporate governance, risk-management framework, compliance programs, or internal controls, including its ability to control lapses or deficiencies in financial reporting or to effectively mitigate or manage operational risk;

•	the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, monitoring, or managing positions or risk;

•	our ability to keep pace with changes in technology that affect the Company or our customers, counterparties, or competitors;

•	mergers, acquisitions, or dispositions, including our ability to integrate acquisitions and divest assets;

•	our ability to manage the expenses associated with the merger with Heartland Financial USA, Inc. (“HTLF”) and the impact these expenses may have on our financial results;

•	our ability to fully realize, or realize in a timely fashion, the benefits from the merger with HTLF;

•	our ability to promptly and effectively integrate the merger of HTLF;

•	the adequacy of our succession planning for key executives or other personnel;

•	our ability to grow revenue, control expenses, or attract and retain qualified employees;

•

natural disasters, war, terrorist activities, including instability in the Middle East and Russia’s military action in Ukraine, pandemics, and their effects on the economic and business environment in which we operate;

•

macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies and reputational harm to the U.S. banking system; or

•	other assumptions, risks, or uncertainties described in any of our annual, quarterly or current reports.

You should also consider the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.

Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

RISK FACTORS

An investment in our securities involves risks. Before buying our securities, you should carefully read and consider the risk factors included in our periodic reports or in the prospectus supplement relating to the specific offering, and in other information that we file with the SEC which is incorporated by reference in this prospectus. See “Where You Can Find More Information” in this prospectus.

THE COMPANY

UMB Financial Corporation (together with its consolidated subsidiaries, unless the context requires otherwise, the Company) is a financial holding company that is headquartered in Kansas City, Missouri. The Company provides banking services and asset servicing to its customers in the United States and around the globe.

The Company was organized as a corporation under Missouri law in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended and a financial holding company under the Gramm-Leach-Bliley Act of 1999, as amended. The Company currently owns all of the outstanding stock of one national bank and several nonbank subsidiaries.

The Company’s national bank, UMB Bank, National Association (the “Bank”) has its principal office in Missouri and provides financial services primarily throughout the Midwestern and Southwestern regions of the United States. The Bank offers a full complement of banking products and other services to commercial, retail, government, and correspondent-bank customers, including a wide range of asset-management, trust, bankcard, and cash-management services.

The Company also owns UMB Fund Services, Inc. (UMBFS), which is a significant nonbank subsidiary that has offices in Milwaukee, Wisconsin, Chadds Ford, Pennsylvania, and Ogden, Utah. UMBFS provides fund accounting, transfer agency, and other services to mutual fund and alternative-investment groups.

The Company’s products and services are grouped into three segments: Commercial Banking, Institutional Banking, and Personal Banking. The following summaries provide information about the activities of each segment:

Commercial Banking serves the commercial banking and treasury management needs of the Company’s small to mid-market businesses through a variety of products and services. Such services include commercial loans, commercial real estate financing, commercial credit cards, letters of credit, loan syndication services, and consultative services. In addition, the Company’s specialty lending group offers a variety of business solutions including asset-based lending, accounts receivable financing, mezzanine debt and minority equity investments. Treasury management services include depository services, account reconciliation and cash management tools such as, accounts payable and receivable solutions, electronic fund transfer and automated payments, controlled disbursements, lockbox services, and remote deposit capture services.

Institutional Banking is a combination of banking services, fund services, asset management services, and healthcare services provided to institutional clients. This segment also provides fixed income sales, trading and underwriting, corporate trust and escrow services, as well as institutional custody. Institutional Banking includes fund services, which provides fund administration and accounting, investor services and transfer agency, marketing and distribution, custody, and alternative investment services. Healthcare services provides healthcare payment solutions including custodial services for health savings accounts (HSAs) and private label, multipurpose debit cards to insurance carriers, third-party administrators, software companies, employers, and financial institutions.

Personal Banking combines consumer banking and wealth management services offered to clients and delivered through personal relationships and the Company’s bank branches, ATM network and internet banking. Products offered include deposit accounts, retail credit cards, private banking, installment loans, home equity lines of credit, residential mortgages, and small business loans. The range of client services extends from a basic checking account to estate planning and trust services and includes private banking, brokerage services, and insurance services in addition to a full spectrum of investment advisory, trust, and custody services.

Our principal executive offices are located at 1010 Grand Boulevard, Kansas City, Missouri 64106. Our telephone number is (816) 860-7000.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities under this prospectus for general corporate purposes. Further details relating to the use of net proceeds from any specific offering will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock is only a summary and is subject to, and qualified in its entirety by reference to, the provisions governing that stock contained in our restated articles of incorporation (as amended, the “Restated Articles of Incorporation”) and Bylaws, copies of which we have previously filed with the SEC and which are incorporated by reference into this prospectus. Because this description is a summary, it does not contain all of the information that may be important to you. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of the Restated Articles of Incorporation and Bylaws. This summary also is subject to and qualified in its entirety by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement.

Our Restated Articles of Incorporation authorize us to issue up to 160,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. On April 10, 2025, approximately 75,918,240 shares of common stock were outstanding and 11,500 shares of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) were outstanding.

Common Stock

The holders of our common stock are entitled to receive such dividends as our Board of Directors (“Board”) may from time to time declare out of assets legally available for that purpose, subject to any rights of the holders of our preferred stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subject to the prior rights of any preferred shareholders, common shareholders have all voting rights on matters that are required or decided to be submitted to them under applicable law or our governing documents. Except in the election of directors, each common shareholder has one vote for each share of stock in that person’s name on our books as of the record date, unless otherwise provided by applicable law. In the election of directors, except as otherwise provided by applicable law, each common shareholder has the right to cast a total number of votes equal to the holder’s number of shares as of the record date multiplied by the number of directors to be elected, and the votes may be cast for one director candidate or distributed among two or more director candidates. Every decision (including the election of directors) of a majority of the shares of common stock cast at a meeting at which a quorum is present is valid as an act of the shareholders, unless a larger vote is required by applicable law or our governing documents. In the event of a “contested election,” if the number of nominees exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by the shares represented in person or by proxy at the meeting which a quorum is present shall be elected.

In the event of any dissolution or liquidation or winding up of the Company, common shareholders are entitled to receive our net assets that remain after we have paid or provided for all of our liabilities and all of the preferential amounts to which any preferred shareholders are entitled.

Unless otherwise indicated in the applicable prospectus supplement, all shares of common stock to be issued from time to time under this prospectus will be fully paid and nonassessable. The holders of our common stock do not have any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

Computershare Trust Company, N.A. currently acts as transfer agent and registrar for our common stock.

The common stock of UMB Financial Corporation is listed on NASDAQ under the symbol “UMBF.”

Preferred Stock

Under our Restated Articles of Incorporation, our Board is authorized, subject to limitations under applicable law, to provide for the issuance of shares of preferred stock in series, and in compliance with the applicable law of Missouri, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of our Board with respect to each series includes, but is not limited to, determination of the following:

•

The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board shall have otherwise provided in creating such series) and the distinctive designation thereof;

•

The dividend rate on the shares of such series, whether or not dividends on the shares of such series will be cumulative, and the date or dates, if any, from which dividends thereon will be cumulative;

•

Whether or not the shares of such series will be redeemable, and, if redeemable, the date or dates upon or after which they will be redeemable, the amount per share payable thereon in the case of the redemption (which amount will be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared and which amount may vary at different redemption dates or otherwise as permitted by law) and whether such series may be redeemed for cash, property or rights, including our securities or securities of another corporation;

•

The right, if any, of holders of such series to convert the same into, or exchange the same for, common stock or other securities, and the terms and conditions of such conversion or exchange, as well as any provisions for adjustment of the conversion rate in such events as the Board will determine;

•	Whether the holders of shares of such series will have voting power, in addition to the voting powers provided by law, and if such additional voting power is established, to fix the extent thereof;

•	Whether such series will have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•

The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

•

Any other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series; provided, however, that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, so fixed by the Board will not conflict with the Restated Articles of Incorporation or with the resolution or resolutions adopted by the Board, providing for the issue of any series of preferred stock for which there are then shares outstanding.

The issuance of preferred stock, or the issuance of any rights or warrants to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of common shareholders will be subject to, and may be adversely affected by, the rights of any preferred shareholders for preferred shares that we may issue in the future.

Unless otherwise indicated in the applicable prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The applicable prospectus supplement will describe the specific terms as to each issuance of preferred stock, including:

•	the description or designation of the preferred stock;

•	the number of shares of preferred stock offered;

•	the voting rights, if any, of the holders of shares of preferred stock;

•	the offering price or prices of the preferred stock;

•	whether dividends will be cumulative and, if so, the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock will accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the dividend and liquidation preference per share of preferred stock;

•	whether the preferred stock will be issued in other than book-entry form;

•	any listing of the preferred stock on a securities exchange;

•

whether the preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange ratio or the manner of determining it;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares” in this prospectus;

•	a discussion of material U.S. federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to, or on parity with, the series of preferred stock being offered as to dividend and liquidation rights; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the preferred stock.

As described under “Description of Depositary Shares” in this prospectus, we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share or multiple shares of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the form of deposit agreement and depositary receipts which we will file as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. While the terms we have summarized below will apply generally to any depositary shares we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any depositary shares that we may offer in more detail. See “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and by the terms of the applicable final deposit agreement and depositary receipts.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share or multiple shares of preferred stock of a specified series (including dividends, voting, redemption and other liquidation rights). The applicable fraction will be specified in a prospectus supplement. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the applicable deposit agreement, a holder of depositary shares will be entitled to receive the preferred stock underlying the surrendered depositary receipts. The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

As of April 10, 2025, 4,600,000 depositary shares, each representing a 1/400th interest in a share of Series A Preferred Stock, were outstanding.

Dividends

A depositary will be required to distribute all cash dividends received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the dividend is to be paid other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Depositary shares that represent preferred stock converted or exchanged will not be entitled to dividends. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All dividends will be subject to obligations of holders to file proofs, certificates and other information, and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, unless previously called for redemption. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 days, and not more than 60 days, before the date fixed for redemption to the record holders, at their respective addresses appearing in the depositary’s books, of the depositary receipts evidencing the depositary shares we are redeeming. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, we and the depositary will select the depositary shares we are redeeming on as nearly a pro rata basis as is practicable without creating fractional shares.

After the date fixed for redemption, the depositary shares called for redemption no longer will be deemed outstanding. All dividends will cease to accrue and all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except for the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so.

If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made if the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Conversion or Exchange of Shares of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if it is specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to the depositary instructing us to cause conversion or exchange of the preferred stock represented by the depositary shares. Similarly, if it is specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effectuate the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary will be permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that materially and adversely affects the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock that are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares or related shares of preferred stock have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	if applicable, each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of any notice of resignation or removal.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

Neither a depositary nor the Company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the warrants that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any warrants we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final warrants and warrant agreement.

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, common stock, preferred stock, depositary shares, warrants or debt securities. We and a warrant agent will enter into a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These may include the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date after which the warrants and any securities issued with them will be separately transferable;

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures;

•	the proposed listing, if any, of the warrants or any securities that may be issued upon exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	a discussion of material U.S. federal income tax considerations;

•	whether the warrants will be sold separately or with other securities as parts of units;

•	redemption, repurchase or analogous provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the stock purchase contracts and stock purchase units that we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. For more information, you should read the forms of stock purchase contract agreement and stock purchase unit agreement which we will file as exhibits to the registration statement of which this prospectus is part. While the terms we have summarized below will apply generally to any stock purchase contracts and stock purchase units we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any warrants that we may offer in more detail. See “Where You Can Find More Information” in this prospectus. This summary also is subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and the terms of the applicable final stock purchase contract agreement and stock purchase unit agreement.

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of common stock, preferred stock, depositary shares, debt securities, or junior subordinated debt securities of the Company, or trust preferred securities or debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or require holders of stock purchase contracts to make periodic payments to us, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. Because it is a summary, it does not contain all information that may be important to you. For more information, you should read the form of senior indenture and the subordinated indenture (the “subordinated indenture”), dated as of September 17, 2020, by and between us and Computershare Trust Company, National Association (as successor to Wells Fargo, National Association), as trustee, we have filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below will apply generally to any future debt securities we may offer, you should also read the applicable prospectus supplement which will describe the particular terms of any debt securities that we may offer in more detail. This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement and by the terms of the applicable final indenture, applicable indenture supplement and debt security. See “Where You Can Find More Information” in this prospectus.

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under the subordinated indenture and/or one or more separate indentures between us and a trustee to be named in the related prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under the subordinated indenture. Together the senior indenture and the subordinated indenture are called “indentures” and each an “indenture.” We have filed the form of the senior indenture and the subordinated indenture as exhibits to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our direct obligations. Any senior debt securities will rank equally with all of our other senior and unsubordinated debt. Any subordinated debt securities will have a junior position to certain of our debt, as described in the subordinated securities themselves or under the supplemental indenture pursuant to which they are issued. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

We conduct a significant portion of our operations through our subsidiaries. Therefore, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred shareholders, except to the extent that we may ourselves be a creditor with recognized and unsubordinated claims against any subsidiary. Our ability to pay principal and premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us of dividends, distributions, interest or other charges by our subsidiaries. Our commercial bank subsidiaries are subject to regulatory restrictions with respect to the payment of dividends.

The following description is a summary of the material provisions of the subordinated indenture and the form of senior indenture. It does not restate the indentures in their entireties. The indentures are governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act. We urge you to read the indentures because they, and not this description, define your rights as a holder of the debt securities. The following description is subject to and qualified by reference to the terms of the final indentures and any supplement thereto.

Information You Will Find in the Prospectus Supplement

The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the issue price and any original issue discount, if applicable, of the debt securities of the series;

•	the title and denominations of the debt securities of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount of the debt securities of the series;

•

the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable, the amount or amounts of such payments or principal and premium, if any, or the method of determination thereof;

•	the amount payable upon acceleration;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method for determining such rate or rates of interest;

•	the person to whom such interest will be payable, if other than the person in whose name the debt securities are registered;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined;

•

the place or places where the principal of and any premium and interest on the series of debt securities will be payable, or where the debt securities may be surrendered for registration, transfer or exchange;

•	the place or places where notices or demands to or upon the Company in respect of the debt securities and the indentures may be served;

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or upon the happening of a specified event or at the option of the holders and the terms and conditions of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index, formula or other method, the manner in which such amounts will be determined;

•	the extent to which the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the applicable indenture and the terms and conditions of such defeasance;

•

if other than the currency of the United States, the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	the events of default if different from or in addition to those described in this prospectus;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, if any, of the debt securities of the series and terms of the subordination;

•	whether our subsidiaries or any other entities will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of such events as may be specified;

•	whether we will issue the debt securities in certificate or book entry form;

•

whether such debt securities shall be issuable in registered form or bearer form, and if in registered form, the denomination if other than in even multiples of $1,000, and any restrictions applicable to the offering, sale or delivery of bearer debt securities;

•	the forms of the debt securities of the series;

•	the terms, if any, which may be related to warrants, options, or other rights to purchase and sell securities issued by the Company in connection with debt securities of the series;

•	whether the debt securities will be governed by, and the extent to which the debt securities will be governed by, any law other than the laws of the State of New York; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Subordination

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities.

Our subordinated debt securities are subordinated and junior in right of payment to all of our “senior indebtedness.” The subordinated indenture defines senior indebtedness of the Company as all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the indenture covering the subordinated debt securities or thereafter incurred or created: (i) the principal of and premium, if any, and interest due on the Company’s indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company; (ii) all of the Company’s capital lease obligations; (iii) any of the Company’s obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (iv) all of the Company’s obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the types referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); provided, however, that the following will not constitute senior indebtedness: (a) any indebtedness that expressly provides (x) that such indebtedness will not be senior in right of payment to the subordinated debt securities, or (y) that such indebtedness will be subordinated to any other indebtedness of the Company, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities; (b) any indebtedness of the Company in respect of the subordinated debt securities; (c) any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services; (d) any indebtedness of the Company to any subsidiary; and (e) any liability for federal, state, local or other taxes owed or owing by the Company.

A series of subordinated debt securities may be subordinated to another series of subordinated debt securities, all as and to the extent provided in the relevant documentation for each issue of subordinated debt securities. Each supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding, as of the most recent practicable date and any limitation on the issuance of additional senior indebtedness.

As of December 31, 2024, on a non-consolidated basis, together with our consolidated subsidiaries, we had approximately $383.3 million of senior long-term debt and certain short-term borrowings. Senior indebtedness includes our obligations under Federal Home Loan Bank borrowings, certain trust preferred securities and certain other long-term borrowings. In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

We will describe in the applicable prospectus supplement the other terms and conditions, if any, upon which any series of subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate, a floating rate or combination thereof.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The material U.S. federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless otherwise specified in the applicable prospectus supplement, unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depositary arrangements.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indentures. Except as set forth below, or in the applicable supplemental indenture, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indentures.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

Payment of Interest on and Principal of Registered Global Securities

Unless otherwise specified in the applicable prospectus supplement, we will make payments of principal, premium, if any, interest on and additional amounts with respect to debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

Generally, a depositary, upon receipt of any payment of principal, premium, interest on or additional amounts with respect to the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. Generally, payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depositary within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indentures include covenants by us, including among other things that (i) we will make all payments of principal and interest at the times and places required, and (ii) we will do or cause to be done all things necessary to preserve and keep in full force our existence, subject to certain terms as generally described under “—Mergers, Consolidations and Certain Sales of Assets” in this prospectus. The board resolution, officer’s certificate or supplemental indenture establishing each series of debt securities may contain additional covenants, including, without limitation, covenants that could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indentures with respect to each series of debt securities issued under the indentures:

•	failure to pay when due any interest on, or additional amounts with respect to, any debt security of that series, that continues for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series at its maturity;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable, that continues for 30 days;

•

failure to perform any other covenant or agreement of ours under the applicable indenture or the supplemental indenture with respect to that series that continues for 60 days after written notice to us by the trustee at the direction of holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series to which the covenant or agreement relates; provided, however, that if such default is not capable of cure within such 60-day period, that period will be automatically extended for an additional 60 days so long as such default is subject to cure and we are using commercially reasonable efforts to cure that default;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default relating to nonpayments shall occur and be continuing with respect to any series of debt securities under the indentures, the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. If any event of default relating to covenant breaches or other defaults specified in any supplemental indenture under which any series of debt securities is issued (other than certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement) shall occur and be continuing with respect to such series of debt securities under the indentures, the holders of at least a majority in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series.

Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if (i) the Company has deposited with the trustee sufficient amounts to pay all overdue interest, the principal then due (other than as a result of acceleration), interest on overdue interest and the reasonable compensation and expenses of the trustee, (ii) all events of default, other than the nonpayment of accelerated principal, have been cured, waived or otherwise remedied and (iii) such rescission would not conflict with a final court judgment or decree.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, interest on or any additional amounts with respect to such debt securities) if it in good faith determines such withholding of notice to be in the interests of the holders.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless:

•	an event of default with respect to such series shall have occurred and be continuing and such holder shall have previously given to the trustee written notice of such continuing event of default;

•

with respect to any event of default relating to nonpayments or bankruptcy, insolvency or similar proceedings, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•

with respect to events of default relating to covenant breaches or other defaults specified in any supplemental indenture under which any series of debt securities is issued (other than certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement), the holders of at least 50% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee;

•	such holder or holders shall have, if requested by the trustee, provided to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall have failed to institute such proceeding within 60 days after the receipt of the request and offer of indemnity; and

•

the trustee shall not have received during such 60-day period from the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, interest on or any additional amounts with respect to such debt security on or after the respective due dates expressed in such debt security.

Modification of the Indentures

We and the applicable trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indentures, among other things to:

•	add additional obligors on, or guarantees of, or to secure any series of debt securities;

•

evidence the succession of another person pursuant to the provisions of the indentures relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants and obligations or those of any guarantor;

•	surrender any right or power conferred upon us under the indentures or to add to our covenants for the benefit of the holders of all or any series of debt securities;

•

add any additional events of default for the benefit of the holders of any one or more series of debt securities, which event of default may have a grace period that may be shorter or longer than allowed in the case of other events of default;

•

add to or change any of the provisions of the indentures to such extent as is necessary to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in global form or uncertificated form;

•

add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (a) shall neither (i) apply to any outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, or (ii) modify the rights of any holder of any outstanding debt security with respect to such provision, or (b) shall become effective when there is no debt security then outstanding;

•

correct or supplement any provision which may be defective or inconsistent with any other provision or to cure any ambiguity or omission, to correct any mistake or to conform to any prospectus pursuant to which debt securities of any series were offered;

•

make any other provisions with respect to matters or questions arising under the indentures; provided such action shall not materially adversely affect the rights of any holder of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor or separate trustee;

•	establish the form or terms of debt securities of any series of debt securities; and

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as a single class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indentures or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of at least a majority in principal amount of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•

change the maturity of the principal of or any installment of principal of, or the date fixed for payment of interest on, any additional amounts or any sinking fund payment with respect to any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on or any additional amounts with respect to any debt securities;

•	change the place of payment or the currency in which any debt securities are payable;

•	impair the right of the holders to institute a proceeding for the enforcement of any right to payment on or after maturity; or

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture or any waiver provided in the indenture.

Unless otherwise provided in a supplemental indenture with respect to any series of debt securities, under the indenture, the holders of at least a majority of the principal amount of debt securities of each series may, on behalf of that series:

•	waive compliance by the Company of certain restrictive covenants of the indenture; and

•	waive any past default under the indenture, except:

•	a continuing default in the payment of principal of or any premium or interest on, or any additional amounts with respect to, such series; or

•	a continuing default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other actions thereunder:

•

the principal amount of an original issue discount security which shall be deemed to be outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof or as otherwise contemplated by the indenture;

•

the principal amount of a security denominated in one or more non-U.S. dollar currencies or currency units which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of such date, of the principal amount of such security (or, in the case of an original issue discount security, of the U.S. dollar equivalent, determined as of such date of the amount determined as provided in the subparagraph immediately above), or as otherwise contemplated by the indenture; and

•	securities owned by the Company or any other obligor upon the securities or any of the Company’s subsidiaries or of such other obligor shall be disregarded.

Satisfaction and Discharge of the Indentures; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the applicable indenture and such indenture shall generally cease to be of any further effect with respect to that series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of that series, or (ii) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption the principal, interest and any premium on all such debt securities to the stated maturity or redemption date.

In addition, to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the applicable indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the applicable indenture). If we exercise a legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise a covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

Except to the extent set forth in a supplemental indenture with respect to a series of debt securities, we may exercise a legal defeasance option or a covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee (i) cash, or (ii) U.S. government obligations (for debt securities denominated in U.S. dollars) or certain foreign government obligations (for debt securities denominated in a currency other than U.S. dollars) or a combination of cash and such obligations for the payment of principal, premium, if any, interest and any additional amounts with respect to such debt securities to maturity. In addition, to exercise either of the defeasance options, we must comply with certain other conditions, including for debt securities denominated in U.S. dollars the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable U.S. federal income tax law).

The trustee will hold in trust the cash or government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited government obligations to the payment of principal, premium, if any, interest and any additional amounts with respect to the debt securities of the defeased series.

If we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable, amounts deposited with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. We would, however, remain liable to make payment of those amounts due at the time of acceleration.

Mergers, Consolidations and Certain Sales of Assets

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity; or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity;

unless in the case of both preceding clauses:

•

the resulting, surviving or transferee entity is an entity organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, surviving or transferee entity expressly assumes, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default would occur or be continuing; and

•

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the applicable indenture.

Except for the above restrictions, the indentures do not limit the ability of the Company to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving us, our management or any affiliate thereof;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on mergers, consolidations and sales described above, we may enter into transactions in the future, such as the sale of all or substantially all of our assets or the merger or consolidation of us, that would increase the amount of our debt or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our debt, including the debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent the application would require the laws of anther jurisdiction to apply.

Conversion or Exchange Rights

Any debt securities that we may issue pursuant to this prospectus may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indentures provide that there may be more than one trustee with respect to one or more series of debt securities, but we need not designate more than one trustee. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under an indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal or, premium, if any, interest on and any additional amounts with respect to, and all registration, transfer, exchange authentication and delivery of, the debt securities of a series will be effected with respect to such series at an office designated by us.

The indentures contain limitations on the rights of any trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If any trustee acquires an interest that conflicts with any duties with respect to the debt securities, such trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the applicable indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities offered under this prospectus:

•	to or through underwriters or dealers or underwriting syndicate represented by one or more managing underwriters;

•	to or through agents;

•	directly to one or more purchasers, including our affiliates;

•	in block trades;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts; or

•	through any combination of these methods.

Our direct or indirect wholly owned subsidiaries, including UMB Financial Services, Inc., may use this prospectus and the applicable prospectus supplement in connection with offers and sales of securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to existing security holders.

The distribution of securities offered under this prospectus may be effectuated from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to those market prices; or

•	at negotiated prices.

For each offering of securities, the prospectus supplement will describe:

•	the plan of distribution;

•	the terms of the offering;

•	the names of any agents, dealers or underwriters;

•	the name or names of any managing underwriter or underwriters;

•	the securities exchanges on which the securities will be listed, if any;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price; and

•	any discounts, commissions, concessions or fees allowed or reallowed or paid to dealers or agents.

If underwriters are used in the sale, they will buy the securities for their own account, either on a firm commitment or best efforts basis. The underwriters may then resell from time to time the securities in one or more transactions, including without limitation, negotiated transactions, at a fixed public offering price, at any market price in effect at the time of sale or at a discount from any such market price or otherwise at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed by the underwriters from time to time.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of securities in accordance with Regulation M under the Exchange Act. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Some or all of the securities offered through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If dealers are used in the sale, securities will be sold to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If agents are used in the sale, unless we inform you otherwise in the prospectus supplement, they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If securities are sold directly, no underwriters or agents would be involved. Direct sales may also be made through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, the unsubscribed securities may be sold directly to third parties or one or more underwriters, dealers, or agents, including standby underwriters, that may be engaged to sell the unsubscribed securities to third parties. In any prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. An offer of securities is not being made in any state that does not permit such an offer.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We must pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manager a subscription rights offering for us.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters” as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from institutions in which the institution contractually agrees to purchase the securities from us on a future date at a specified price. This type of agreement may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these agreements.

Underwriters, dealers or agents may engage in transactions with us and may perform services for us in the ordinary course of business.

Securities may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

To the extent required, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering will be set forth in an applicable prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, our affiliates, including UMB Financial Services, Inc., may buy and sell the securities in secondary market transactions as part of their business as broker-dealers. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. This prospectus and any related supplements may be used by one or more of our affiliates in connection with these market-making transactions to the extent permitted by applicable law. Our affiliates may act as principal or agent in these transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

We own directly or indirectly all the outstanding equity securities of UMB Financial Services, Inc. The underwriting arrangements for any offering pursuant to this prospectus will comply with the requirements of Rule 5121 of the regulations of the Financial Industry Regulatory Authority (“FINRA”) regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 5121, UMB Financial Services, Inc. may not make sales pursuant to this prospectus to any discretionary account without the prior approval of the customer.

The underwriters, agents and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these parties would hedge such exposure to us by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities and certain other matters of Missouri law have been passed upon for us by Sandberg Phoenix & von Gontard P.C. Certain matters of U.S. federal and New York State law have been passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The consolidated financial statements of UMB Financial Corporation as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Heartland Financial USA, Inc. (HTLF) as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated financial statements contains an emphasis of matter paragraph that states that, as discussed in Note 1 to the consolidated financial statements, subsequent to the date of the consolidated financial statements, UMB Financial Corporation (UMB) acquired all of the outstanding stock of HTLF and at that time, HTLF merged with and into UMB, with UMB continuing as the surviving corporation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed or described under “Incorporation of Certain Information by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits. You may inspect and obtain the registration statement, including exhibits, reports and other information that we have filed with the SEC, as described in the preceding paragraph.

We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus (including exhibits to those documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:

UMB Financial Corporation

Attn: Corporate Secretary

1010 Grand Boulevard

Kansas City, Missouri 64106

(816) 860-7000

Our SEC filings also are available on our website at www.umb.com. Except for the documents specifically incorporated by reference into this prospectus, our website and information contained or accessed through our website do not constitute a part of this prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

Depositary Shares Each Representing a 1/400th Interest in a

Share of  % Fixed-Rate Reset Non-Cumulative Perpetual

Preferred Stock, Series B

   , 2025

Joint Bookrunners

RBC Capital Markets

J.P. Morgan

Co-Managers

Piper Sandler

Wells Fargo Securities